EXHIBIT 10.1

SOUTHWEST BANCORPORATION OF TEXAS, INC.

DIRECTOR AND OFFICER INDEMNITY AGREEMENT

     This instrument evidences an INDEMNITY AGREEMENT, effective as of December 31, 2004, made between Southwest Bancorporation of Texas, Inc., a Texas corporation (“the Corporation”), and                                               (the “Indemnified Party”).

Recitals

     WHEREAS, the Indemnified Party is an officer or a member of the Board of Directors of the Corporation and in such capacity is performing valuable services for the Corporation and the Corporation wishes the Indemnified Party to continue in such capacity and the Indemnified Party is willing, under certain circumstances, to continue in such capacity;

     WHEREAS, the Indemnified Party may from time to time serve as a director, officer, employee, agent, or fiduciary of other corporations, partnerships, joint ventures, trusts, or other enterprises, entities, or plans at the request of the Corporation to pursue the Corporation’s interests;

     WHEREAS, the Articles of Incorporation (“the Articles”) of the Corporation provide for the mandatory indemnification of persons serving as directors, officers, employees, and agents of the Corporation or serving, at the request of the Corporation, as directors, officers, partners, or trustees of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan permitted by Section B of Section 2.02-1 of the Texas Business Corporation Act (“the State Statute”);

     WHEREAS, in accordance with the authorization provided by the State Statute, the Corporation has purchased and will maintain a policy of Directors’ and Officers’ Liability Insurance (“D&O Insurance”) covering certain liabilities that may be incurred by its directors and officers in the performance of their services for the Corporation, possibly including certain liabilities for which indemnification by the Corporation is not authorized or permitted under the State Statute;

     WHEREAS, uncertainties with respect to the terms and availability of D&O Insurance and with respect to the application, amendment, and enforcement of statutory and by-law indemnification provisions make it desirable to supplement and enhance the adequacy and reliability of the protection afforded to directors and officers thereby; and

     WHEREAS, to supplement and enhance the protection afforded the Indemnified Party and to induce the Indemnified Party to continue to serve as a member of the Board of Directors or as an officer or both of the Corporation, the Corporation has determined and agreed to enter into this Agreement with the Indemnified Party, which has been approved and adopted by the Corporation’s Board of Directors.

Agreement

     NOW, THEREFORE, in consideration of the Indemnified Party’s continued service as a director or an officer or both of the Corporation after the date hereof the parties hereto agree as follows:

     Definitions. For purposes of this Agreement:

     “Litigation Costs” means costs, charges, expenses, and obligations, including, without limitation, all bonds, expenses of investigation, fees and expenses of experts, accountants or other professionals, travel and lodging expenses, court costs, transcript costs, duplicating costs, printing and binding costs, telephone charges, postage, delivery fees, and attorneys’ fees, retainers and expenses, reasonably incurred or contracted for in the investigation, defense, or prosecution of or other involvement in any Proceeding and any appeal therefrom, and all costs of appeal, attachment, supersedeas, and other bonds that may be relevant to any Proceeding. A determination of the reasonableness of expenses shall be made pursuant to the procedure set forth in Section 10(b).

     “Losses” means the total of all amounts which the Indemnified Party becomes, or may become, legally obligated to pay in connection with any Proceeding, including (without limitation) judgments, penalties (including excise and similar taxes), fines, court or investigative costs, amounts paid in settlement, amounts lost or ordered forfeited pursuant to injunctive sanctions, and all Litigation Costs.

     “Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action suit or proceeding, whether formal or informal.

     SECTION 1. Indemnity of the Indemnified Party. The Corporation hereby agrees to indemnify the Indemnified Party to the fullest extent authorized or permitted by the provisions of the State Statute, including, but not limited to, the maximum extent required or permitted by any amendment thereof or other statutory provision authorizing or permitting such indemnification which is adopted after the date hereof.

     SECTION 2. Additional Indemnity. In addition to and not in substitution for or diminution of the obligations of indemnification set forth in Section 1 hereof, the Corporation hereby further agrees to indemnify the Indemnified Party to the fullest extent permitted by law against any and all Litigation Costs and Losses of the Indemnified Party in connection with any Proceeding to which the Indemnified Party is, was or at any time becomes a party, or is threatened to be made a party or otherwise becomes involved (other than as plaintiff except where being a plaintiff or intervenor is necessary to avoid res judicata or collateral estoppel or other estoppel or other result as to matters which may adversely impact the Indemnified Party) by reason of the fact that the Indemnified Party is, was, or at any time becomes a director, officer, employee, agent, or fiduciary of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust, or other enterprise or of any benefit plan related to the business and affairs of the Corporation.

     SECTION 3. Limitations on Indemnity. No amounts of indemnity pursuant to Section 1 or 2 hereof shall be paid by the Corporation:

     (a) except to the extent permitted by the State Statute;

     (b) for any amounts of indemnity hereunder of any type whatsoever (including, without limitation, judgments, fines, excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to the Indemnified Party under a valid and collectible policy of D&O Insurance, or under a valid and enforceable indemnity clause, bylaw or other agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw, or agreement;

     (c) on account of the Indemnified Party’s conduct which is finally adjudged in any Proceeding to have been knowingly fraudulent, deliberately dishonest, or an act or omission involving willful misconduct;

     (d) if a final non-appealable decision by a court having jurisdiction over the parties and the subject matter shall determine that such indemnification is not lawful; or

     (e) if such indemnity is prohibited by Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. §1828(k)) and the regulations promulgated thereunder or any similar limitation imposed by state or federal banking law or regulation.

     SECTION 4. Insurance. The Corporation shall maintain in full force and effect, at its own expense, D&O Insurance coverage for each director and officer in amounts and scope at least as favorable as that maintained by the Corporation on the date hereof, or, to the extent more favorable, any D&O Insurance policy entered into or renewed by the Corporation after such date. Notwithstanding the foregoing, if the Corporation, after using its best efforts, cannot obtain and purchase such coverage for an amount no more than what it paid for the most recent expiring D&O Insurance policy plus a reasonable additional amount, the Corporation only shall be required to purchase such D&O Insurance coverage for any act or omission occurring at or prior to the time of such date.

     SECTION 5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period the Indemnified Party is a director, officer, employee, agent, or fiduciary of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust, or other enterprise or any benefit plan related to the business and affairs of the Corporation or of any of its affiliates, subsidiaries, associates, or other entities in which it is interested) and shall continue thereafter so long as the Indemnified Party shall be subject to any possible Litigation Costs or Losses in any Proceeding or other loss or expense that such Indemnified Party would be indemnified for pursuant to the State Statue by reason of the fact that the Indemnified Party was a director, officer, employee, agent, or fiduciary of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust, or other enterprise or any such benefit plan); during such period, except as required by law, the Corporation shall take no action to amend, eliminate, or terminate any provisions in the Articles or the D&O Insurance that would eliminate or limit the rights of the Indemnified Party to exculpation, indemnity, right to reimbursement of expenses, or other such similar protection.

     SECTION 6. Notification and Defense of Claim. Promptly after receipt by the Indemnified Party of notice of the commencement of any Proceeding, the Indemnified Party shall, if a claim in respect thereof is to be made against the Corporation under this Agreement, give written notice to the Corporation of the commencement thereof as promptly as practicable; but the omission so to notify the Corporation will not relieve the Corporation from any liability that it may have to the Indemnified Party unless the Corporation can demonstrate by clear and convincing evidence that it was materially prejudiced by the failure to receive such notice. With respect to any such Proceeding as to which the Indemnified Party becomes involved:

     (a) The Corporation will be entitled to participate therein at its own expense.

     (b) Except as otherwise provided below, to the extent that it may wish, the Corporation may, jointly with any other indemnifying party, assume the defense thereof, with outside counsel that must be reasonably satisfactory to the Indemnified Party. After notice from the Corporation to the Indemnified Party of its election so to assume the defense thereof (and consent of the Indemnified Party as to the Corporation’s choice of outside counsel, which consent will not be unreasonably withheld), the Corporation will be liable to the Indemnified Party under this Agreement for all Litigation Costs (subject to Section 4 above and other than as provided below with respect to attorneys’ fees) incurred in connection therewith. The Indemnified Party shall have the right to employ personal counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof (and consent of the Indemnified Party as to the Corporation’s choice of outside counsel) shall be at the expense of the Indemnified Party, unless (i) the employment of counsel for the Indemnified Party has been authorized by the Corporation, (ii) the Indemnified Party shall have concluded in good faith that there may be a conflict of interest between the Corporation and the Indemnified Party in the conduct of the defense (or part of the defense) of such action, or (iii) the Corporation in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Indemnified Party shall have made the conclusion provided for in clause (ii) of this Section 7(b).

     (c) The Corporation shall not be liable to indemnify the Indemnified Party under this Agreement for any Losses paid in settlement of any Proceeding or claim effected without its written consent. The Corporation shall not settle any Proceeding or claim in any manner that would impose any penalty, sanction, or limitation on the Indemnified Party, or otherwise effectively indicate the existence of any wrongful act by the Indemnified Party, without the Indemnified Party’s written consent. Neither the Corporation nor the Indemnified Party shall unreasonably withhold its consent to any proposed settlement. Without intending to limit the circumstances in which it would be unreasonable for the Corporation to withhold its consent to a settlement, the parties hereto agree it would be unreasonable for the Corporation to withhold its consent to a settlement in an amount that did not exceed, in the business judgment of the Board of Directors of the Corporation, the estimated amount of Litigation Costs of the Indemnified Party to litigate the Proceeding to conclusion, provided that there is no other materially adverse consequence to the Corporation from such settlement.

     SECTION 7. No Presumptions. The termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) the Indemnified Party did not act in good faith, (ii) with respect to any criminal action or proceeding, the Indemnified Party had reasonable cause to believe that his or her conduct constituted a criminal violation, or (iii) the Indemnified Party was knowingly fraudulent, deliberately dishonest, or committed an act, or made an omission, involving willful misconduct.

     SECTION 8. Mandatory Advancement of Expenses. At the request of the Indemnified Party, Litigation Costs incurred or contracted for by him or her in any Proceeding shall be paid by the Corporation on a continuing and current basis, in advance of the final disposition of such matter, only if the Indemnified Party makes a written (i) affirmation by such Indemnified Party that it is the Indemnified Party’s good faith belief that he or she has met the standard of conduct necessary for indemnification under the State Statute and (ii) undertaking that, if it shall be ultimately determined that the Indemnified Party was not entitled to be indemnified therefor or was not entitled to be fully indemnified therefor, the Indemnified Party shall repay to the Corporation the amount, or the appropriate portion thereof, so advanced. Such advancement and current payment of Litigation Costs by the Corporation shall be made promptly (but in any event within ten days) after receipt by the Corporation of the Indemnified Party’s request therefor.

     SECTION 9. Repayment of Expenses. The Indemnified Party agrees that the Indemnified Party will reimburse the Corporation for all Litigation Costs paid by the Corporation in connection with any Proceeding in which the Indemnified Party is involved in the event and only to the extent that it shall be ultimately determined by final non-appealable judgment of a court of competent jurisdiction that the Indemnified Party is not entitled to be indemnified by the Corporation for such Litigation Costs under the provisions of the State Statute, the Articles, and this Agreement.

SECTION 10. Procedure.

     (a) Indemnification hereunder shall be made promptly and in any event within 30 days of the Indemnified Party’s written request therefor (such written request to include any written affirmations or undertakings required by this Agreement), unless (i) an affirmative determination is made reasonably and within such 30-day period by the Corporation in the manner provided in Section 10(b) below that the Indemnified Party is not entitled to indemnity hereunder for any reason other than as contemplated by clause (ii) of this Section 10(a), or (ii) an affirmative determination is required by the State Statute or other applicable law, in which case the Corporation will cause such determination to be made within 60 days from the date of the written request for indemnity.

     (b) The determination to be made by the Corporation under Section 10(a) above shall be based on the facts known at the time and shall be made (i) by a majority vote of the directors of the Board of Directors of the Corporation who at the time of the vote are not named defendants or respondents in the Proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum (“disinterested directors”), or (ii) by a vote of a committee of the Board of Directors of the Corporation, if (a) the committee is designated by a majority of disinterested directors and (b) the committee consists solely of one or more directors not named as defendants or respondents in the Proceeding, or (iii) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors by a vote as set forth in subsection (i) or (ii) of this paragraph, or (iv) by the shareholders of the Corporation in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding. Any such determination may be contested by the Indemnified Party as hereinafter contemplated.

     (c) A failure to make any required determination within the period of time specified shall be deemed to be a determination favorable to the Indemnified Party, unless otherwise required by the State Statute.

SECTION 11. Enforcement.

     (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby and has obtained the approval of its Board of Directors to induce the Indemnified Party to serve or continue serving as a director or an officer of Corporation and acknowledges that the Indemnified Party is relying upon this Agreement in agreeing to serve or continue serving in such capacity.

     (b) In the event the Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Corporation shall reimburse the Indemnified Party, on a continuing and current basis, for all of the Indemnified Party’s reasonable fees and expenses in bringing and pursuing such action and the Indemnified Party shall have no obligation to reimburse the Corporation therefor unless the Indemnified Party is not successful in such action after rendition of a final, non-appealable judgment by a court of competent jurisdiction.

     (c) The right to indemnification hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction if the Indemnified Party’s claim therefor is denied, in whole or in part, in the manner provided herein, or if no disposition of such claim is made within 60 days from the receipt by the Corporation of the Indemnified Party’s request for indemnification hereunder.

     SECTION 12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. To the extent necessary to give effect to this Agreement, should any provision hereof be held invalid or unenforceable, this Agreement shall be reformed in such a manner as to provide the maximum indemnity contemplated hereby to the Indemnified Party, it being the intention of the parties hereto that this Agreement be otherwise given its maximum effect consistent with the laws and, to the extent applicable, public policies of the State of Texas.

     SECTION 13. Obligation to Amend. The Corporation agrees to take all actions necessary to amend this Agreement in the future to increase or otherwise maximize the indemnity protections intended to be afforded hereby to the extent then permitted by law.

     SECTION 14. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnified Party may have under any provision of law, the direction (howsoever embodied) of any court of competent jurisdiction, the Articles, the Corporation’s bylaws, the vote of the Corporation’s shareholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnified Party’s official capacity and to action in another capacity while occupying the Indemnified Party’s position as an agent of the Corporation, and the Indemnified Party’s rights hereunder shall continue after the Indemnified Party has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of the Indemnified Party.

     SECTION 15. Notice. Any notice, request or other communication hereunder to the Corporation or the Indemnified Party shall be in writing and delivered or sent by postage prepaid first class mail or by hand delivery or express mail service as follows: (a) if to the Corporation, addressed to Southwest Bancorporation of Texas, Inc., 4400 Post Oak Parkway, Houston, Texas 77027, Attention:Corporate Secretary, or to such other address as the Corporation shall designate from time to time to the Indemnified Party in writing and, (b) if to the Indemnified Party, to the address shown on the signature page hereof or to such other address as the Indemnified Party shall designate from time to time to the Corporation in writing.

SECTION 16. Governing Law; Binding Effect; Amendment and Termination.

     (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas.

     (b) This Agreement shall be binding upon the Indemnified Party and upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnified Party, his or her heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or any substantial part of the business or assets of the Corporation, by agreement in form and substance satisfactory to the Indemnified Party, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to effectiveness of any succession shall be a breach of this Agreement and shall entitle the Indemnified Party to appropriate equitable relief or monetary damages from the Corporation in an amount necessary to provide the Indemnified Party with the protections to which he or she would be entitled hereunder. As used in this Agreement, “the Corporation” shall mean the Corporation as hereinbefore defined and any successor to its business or assets as aforesaid that executes and delivers the agreement provided for by this Section 16(b) or that otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

     (c) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     SECTION 17. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof and supercedes all prior agreements between the parties relating to the subject matter hereof.

     SECTION 18. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SOUTHWEST BANCORPORATION OF TEXAS, INC.

By:

Name:

Title:

“The Corporation”

Name:

Address:

“The Indemnified Party”